                                                                    EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






Home Products International, Inc.

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 24, 1997, relating to the combined financial statements of Tamor Plastics Corporation and Houseware Sales, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ending December 31, 1996, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.






                                              BDO Seidman, LLP


Gardner, Massachusetts
June 5, 1997